CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James L. Conway, Chief Executive Officer of Netsmart Technologies, Inc., hereby certify that the Form 10-Q of Netsmart Technologies, Inc. for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netsmart Technologies, Inc.

/s/ James L. Conway
Name: James L. Conway
Date: May 11, 2006

I, Anthony F. Grisanti, Principal Financial and Accounting Officer of Netsmart Technologies, Inc., hereby certify that the Form 10-Q of Netsmart Technologies, Inc. for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netsmart Technologies, Inc.

/s/ Anthony F. Grisanti
Name: Anthony F. Grisanti
Date: May 11, 2006

A signed original of the written statements required by Section 906 has been provided to Netsmart Technologies, Inc. and will be retained by Netsmart Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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